Exhibit 99.07

Southern Company
Financial Overview
As Reported
(In Millions of Dollars)

	Three Months Ended December			Year-To-Date December
	2023	2022	% Change	2023	2022	% Change
Southern Company –
Operating Revenues	$6,045	$7,047	(14.2)%	$25,253	$29,279	(13.8)%
Earnings (Loss) Before Income Taxes	800	(234)	N/M	4,345	4,223	2.9%
Net Income (Loss) Available to Common	855	(87)	N/M	3,976	3,524	12.8%

Alabama Power –
Operating Revenues	$1,630	$1,794	(9.1)%	$7,050	$7,817	(9.8)%
Earnings Before Income Taxes	216	114	89.5%	1,451	1,774	(18.2)%
Net Income Available to Common	238	84	183.3%	1,370	1,340	2.2%

Georgia Power –
Operating Revenues	$2,313	$2,366	(2.2)%	$10,118	$11,584	(12.7)%
Earnings (Loss) Before Income Taxes	636	(89)	N/M	2,528	2,183	15.8%
Net Income (Loss) Available to Common	533	(38)	N/M	2,080	1,813	14.7%

Mississippi Power –
Operating Revenues	$337	$415	(18.8)%	$1,474	$1,694	(13.0)%
Earnings Before Income Taxes	16	13	23.1%	224	201	11.4%
Net Income Available to Common	15	14	7.1%	188	164	14.6%

Southern Power –
Operating Revenues	$503	$751	(33.0)%	$2,189	$3,369	(35.0)%
Earnings (Loss) Before Income Taxes	(16)	8	N/M	242	267	(9.4)%
Net Income Available to Common	69	89	(22.5)%	357	354	0.8%

Southern Company Gas –
Operating Revenues	$1,285	$1,964	(34.6)%	$4,702	$5,962	(21.1)%
Earnings Before Income Taxes	191	75	154.7%	826	752	9.8%
Net Income Available to Common	140	56	150.0%	615	572	7.5%
N/M - Not Meaningful
Notes
- See Financial Highlights pages for discussion of certain significant items occurring during the periods.